Exhibit (m)5 under Form N-1A
Exhibit (1) under Item 601/Reg. S-K

 Schedule A

DISTRIBUTION PLAN
Revised 12/1/08
Effective Date:                                      Class B Shares of:

6/1/08                                      Federated Stock and Bond Fund